News Release

Contacts:

Integra LifeSciences Holdings Corporation John B. Henneman, III	Investor Relations:
Executive Vice President, Chief Financial Officer (609) 275-0500 jack.henneman@integralife.com	Angela Steinway (609) 936-2268 angela.steinway@integralife.com

Integra LifeSciences Reports Third Quarter 2011 Financial Results

Revenues increase 8% to a record $202 million

Plainsboro, New Jersey, October 31, 2011 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the third quarter ending September 30, 2011. Total revenues for the third quarter were $202.2 million, reflecting an increase of $15.6 million, or 8%, over the third quarter of 2010. Excluding the impact of currency exchange rates, revenues increased 7% over the third quarter of 2010. We present revenues by product category in a table at the end of this press release.

”Our performance during the third quarter again highlights the strength of our diversified business,” said Stuart Essig, Chief Executive Officer. “Despite a challenging selling environment, recent acquisitions, persistent execution and aggressive cost management delivered solid results.”

The Company reported GAAP net income of $11.2 million, or $0.39 per diluted share, for the third quarter of 2011, compared to GAAP net income of $16.5 million, or $0.55 per diluted share, for the third quarter of 2010.

Adjusted net income for the third quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $22.3 million, or $0.77 per diluted share, compared to $22.1 million, or $0.73 per diluted share, in the third quarter of 2010.

Integra generated $23.8 million in cash flows from operations and used $12.2 million of cash on capital expenditures in the third quarter of 2011. During the quarter, Integra completed several transactions, accomplishing the following:

•	acquired Ascension Orthopedics, Inc., which develops and distributes a complementary range of implants for the shoulder, elbow, wrist, hand, foot and ankle, for $66.5 million;

•	borrowed $50.0 million under its credit facility; and

•	repurchased approximately 300 thousand shares for $12.0 million in cash.

Adjusted EBITDA for the third quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $41.4 million.

Adjusted EBITDA excluding stock-based compensation for the third quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $44.5 million.

Outlook for 2011

The Company’s revenue guidance for the full year 2011 remains unchanged at $785 million to $800 million. The Company is updating its earnings per share guidance for the full year 2011. The Company is guiding to GAAP earnings per diluted share of between $1.22 and $1.30 and to adjusted earnings per diluted share of between $2.88 and $2.96. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET on Monday, October 31, 2011 to discuss financial results for the third quarter and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-325-2348 and using the passcode 4635416. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.integralife.com. Access to the replay is available through November 14, 2011 by dialing 719-457-0820 and using the passcode 4635416. The webcast will also be archived on the website.

***

Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as system implementations charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; the Company’s ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) acquisition-related charges; (ii) certain employee termination and related charges; (iii) intangible asset impairment charges; (iv) charges associated with discontinued product lines; (v) systems implementation charges; (vi) facility consolidation, manufacturing and distribution transfer charges**; (vii) charges related to restructuring our European entities; (viii) charges related to extending our Chief Executive Officer’s employment contract; (ix) expenses related to issuance costs in connection with the revised credit agreement; (x) expenses related to our Chief Operating Officer joining the Company; (xi) expenses associated with remediation and related unplanned idle time and underutilization at our Plainsboro, New Jersey manufacturing facility, (xii) non-cash amortization of imputed interest for convertible debt; (xiii) intangible asset amortization expense; and (xiv) income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended September 30, 2011 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended September 30, 2011 and 2010 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integralife.com.

• Effective starting in the fourth quarter of 2011, Integra will report certain costs to transfer production of its collagen products from its existing manufacturing facility in Plainsboro to a new manufacturing facility in Plainsboro and its existing manufacturing facility in Anasco, Puerto Rico in the “facility consolidation, manufacturing and distribution transfer charges” adjustment category. These costs were not previously adjusted out in the calculation of our adjusted net income or various adjusted EBITDA measures. Accordingly, our adjusted net income and adjusted net income per diluted share estimates for the year-ended December 31, 2011 reflect this change for the fourth quarter of 2011 only.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2011	2010
Total revenues	$202,185	$186,641
Costs and expenses:
Cost of product revenues	78,651	69,194
Research and development	13,187	11,721
Selling, general and administrative	87,508	75,738
Intangible asset amortization	4,548	2,679

Total costs and expenses	183,894	159,332
Operating income	18,291	27,309
Interest income	154	59
Interest expense	(7,587)	(4,390)
Other income (expense), net	429	(707)

Income before income taxes	11,287	22,271
Income tax expense	44	5,788

Net income	11,243	16,483
Diluted net income per share *	$0.39	$0.55

Weighted average common shares
outstanding for diluted net
income per share	29,029	30,072

*	In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (less than $0.01 per share) on diluted net income per share for both periods shown above.

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Growth in total revenues excluding the effects of currency exchange rates

(In thousands)

	Three Months Ended
	September 30,
	2011	2010	Change
Orthopedics	$86,435	$72,970	18%
Neurosurgery	$72,426	$69,816	4%
Instruments	$43,324	$43,855	-1%

Total revenues	$202,185	$186,641	8%
Impact of changes in
currency exchange rates	$(2,906)	—

Total revenues excluding
the effects of currency
exchange rates	$199,279	$186,641	7%

Items included in GAAP net income and location where each item is recorded

(In thousands)

Three Months Ended September 30, 2011

Item	Total Amount	COPR(a)	SG&A(b)	Amort.(c)	Interest Exp(Inc)(d)	Tax(e)
Acquisition-related charges	$1,665	$1,042	$623	—	—	—
Charges associated with discontinued product lines	485	485	—	—	—	—
Systems implementation charges	6,245	—	6,245	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	34	243	(209)	—	—	—
Expenses associated with remediation and related unplanned idle time and underutilization at our Plainsboro, New Jersey manufacturing facility	1,748	1,748	—	—	—	—
Expenses related to our Chief Operating Officer joining the Company	100	—	100	—	—	—
Non-cash amortization of imputed interest for convertible debt	3,417	—	—	—	3,417	—
Intangible asset amortization expense	6,068	1,520	—	4,548	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(8,721)	—	—	—	—	(8,721)
Depreciation expense	6,784
Stock-based compensation expense	3,034

a)	COPR – Cost of product revenues

b)	SG&A – Selling, general and administrative

c)	Amort. – Intangible asset amortization

d)	Interest Inc(Exp) – Interest income (expense), net

e)	Tax – Income tax expense

Three Months Ended September 30, 2010

Item	Total Amount	COPR	SG&A	Amort.	Interest Exp(Inc)	Tax
Acquisition-related charges	$889	$604	$285	—	—	—
Certain employee termination and related charges	531	350	181	—	—	—
Intangible asset impairment charges	59	—	—	59	—	—
Systems implementation charges	1,105	—	1,105	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	242	242	—	—	—	—
Non-cash amortization of imputed interest for convertible debt	1,578	—	—	—	1,578	—
Charges related to restructuring European subsidiaries	395	—	395	—	—	—
Intangible asset amortization expense*	4,126	1,506	—	2,620	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(3,337)	—	—	—	—	(3,337)
Depreciation expense	5,531
Stock-based compensation expense	3,933

*For the period ending September 30, 2010, “Intangible asset amortization expense” excludes $59 already included in “Intangible asset impairment charges” above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA
EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended
	September 30,
	2011	2010
GAAP net income	$11,243	$16,483
Non-GAAP adjustments:
Depreciation and intangible asset amortization
Expense	12,852	9,657
Other (income) expense, net	(429)	707
Interest (income) expense, net	7,433	4,331
Income tax expense	44	5,788
Acquisition-related charges	1,665	889
Certain employee termination and related
Charges	—	531
Intangible asset impairment charges	—	59
Charges associated with discontinued
product lines	485	—
Systems implementation charges	6,245	1,105
Facility consolidation, manufacturing and
distribution transfer charges	34	242
Expenses associated with remediation and related unplanned
idle time and underutilization at our Plainsboro, New Jersey
manufacturing facility	1,748	—
Expenses related to our Chief Operating Officer joining the
Company	100	—
Charges related to restructuring our European entities	—	395
Total of non-GAAP adjustments	30,177	23,704

Adjusted EBITDA	$41,420	$40,187
Stock-based compensation	3,034	3,933

Adjusted EBITDA excluding stock-based compensation	$44,454	$44,120

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2011	2010
GAAP net income	$11,243	$16,483
Non-GAAP adjustments:
Acquisition-related charges	1,665	889
Certain employee termination and related
Charges	—	531
Intangible asset impairment charges	—	59
Charges associated with discontinued
product lines	485	—
Systems implementation charges	6,245	1,105
Facility consolidation, manufacturing and
distribution transfer charges	34	242
Expenses associated with remediation and related unplanned
idle time and underutilization at our Plainsboro, New Jersey
manufacturing facility	1,748	—
Expenses related to our Chief Operating Officer joining the
Company	100	—
Charges related to restructuring
our European entities	—	395
Non-cash amortization of imputed interest
for convertible debt	3,417	1,578
Intangible asset amortization expense	6,068	4,126
Income tax expense related to
above adjustments, quarterly adjustments to
income tax expense related to the
cumulative impact of changes in estimated tax
rates and certain infrequently occurring items
that affected the reported tax rate	(8,721)	(3,337)

Total of non-GAAP adjustments	11,041	5,588

Adjusted net income	$22,284	$22,071
Adjusted diluted net income per share *	$0.77	$0.73

Weighted average common shares outstanding for
diluted net income per share	29,029	30,072

*	In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (less than $0.01 per share) on adjusted diluted net income per share for both periods shown above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30,	December 31,
	2011	2010
Cash and cash equivalents	$110,991	$128,763
Accounts receivable, net	117,777	106,005
Inventory, net	181,430	146,928
Term loan	—	148,126
Bank line of credit	192,500	100,000
Convertible securities	349,104	155,154
Stockholders’ equity	501,521	499,963

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to	Projected Year Ended
	Date
	September 30, 2011	December 31, 2011

		Low	High

GAAP net income	$23,429	$35,900	$38,300
Non-GAAP adjustments:
Acquisition-related charges	4,227	6,400	6,400
Certain employee termination and related charges	846	2,285	2,285
Intangible asset impairment charges	2,648	2,648	2,648
Charges associated with discontinued
product lines	3,664	3,664	3,664
Systems implementation charges	11,832	16,375	16,375
Facility consolidation, manufacturing
and distribution transfer charges	2,127	3,100	3,100
Expenses associated with remediation and related
unplanned idle time and underutilization at our
Plainsboro, New Jersey manufacturing facility	1,748	2,680	2,680
Charges related to restructuring our European entities	378	840	840
Charges related to extending our Chief Executive Officer’s
employment contract	8,379	8,379	8,379
Expenses related to issuance costs in connection
with the revised credit agreement	790	790	790
Expenses related to our Chief Operating
Officer joining the Company	100	100	100
Non-cash amortization of imputed interest
for convertible debt	7,049	10,485	10,485
Intangible asset amortization expense	14,976	21,460	21,460
Income tax expense related
to above adjustments and certain
infrequently occurring items	(19,837)	(30,106)	(30,106)

Total of non-GAAP adjustments	38,927	49,100	49,100

Adjusted net income	$62,356	$85,000	$87,400
GAAP diluted net income per share	$0.79	$1.22	$1.30
Non-GAAP adjustments detailed above
(per share)	$1.30	$1.66	$1.66
Adjusted diluted net income per share	$2.09	$2.88	$2.96

Weighted average common shares
outstanding for diluted net
income per share	29,820	29,500	29,500

Items included in GAAP net income guidance and location where each item is expected to be recorded

(In thousands)

Projected Year Ended December 31, 2011

Item	Total Amount	COPR	R&D	SG&A	Amort.	Interest Exp(Inc)	Other Exp(Inc)	Tax
Acquisition-related charges	$6,400	$3,415	$300	$2,685	—	—	—	—
Certain employee termination and related charges	2,285	34	480	1,771	—	—	—	—
Intangible asset impairment charges	2,648	1,597	—	—	1,051	—	—	—
Charges associated with discontinued product lines	3,664	1,776	—	1,888	—	—	—	—
Systems implementation charges	16,375	—	—	16,375	—	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	3,100	2,405	—	695	—	—	—	—
Expenses associated with remediation and related unplanned idle time and underutilization at our Plainsboro, New Jersey manufacturing facility	2,680	2,680	—	—	—	—	—	—
Charges related to restructuring our European entities	840	—	—	840	—	—	—	—
Charges related to extending our Chief Executive Officer’s employment contract	8,379	—	—	8,379	—	—	—	—
Expenses related to issuance costs in connection with the revised credit agreement	790	—	—	—	—	790	—	—
Expenses related to our Chief Operating Officer joining the Company	100	—	—	100	—	—	—	—
Non-cash amortization of imputed interest for convertible debt	10,485	—	—	—	—	10,485	—	—
Intangible asset amortization expense	21,460	6,070	—	—	15,390	—	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(30,106)	—	—	—	—	—	—	(30,106)

Source: Integra LifeSciences Holdings Corporation